CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report on Form 10-K/A of Alterola Biotech, Inc. (the “Company”) for the period ended March 31, 2022 filed with the Securities and Exchange Commission (the “Report”), I, Seamus McAulley, Chief Executive Officer and I, Timothy Rogers, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Seamus McAulley
Name:	Seamus McAuley
Title:	Chief Executive Officer and Director
Date:	September 14, 2022

By:	/s/ Timothy Rogers
Name:	Timothy Rogers
Title:	Principal Financial Officer
Date:	September 14, 2022

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.